UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 13, 2015

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 North Field Drive

Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Hospira, Inc. (“Hospira”) held its Special Meeting of Shareholders on May 13, 2015. The following is a summary of the matters voted on at that meeting.

(1)                                 Pfizer Merger Agreement:  The shareholders voted to adopt the Agreement and Plan of Merger, dated as of February 5, 2015 (the “Merger Agreement”), among Pfizer Inc., Perkins Holding Company and Hospira.  The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
140,769,189	326,868	469,970	––

(2)                                 Advisory Vote on Executive Compensation:  The shareholder vote on this proposal was advisory and non-binding. The proposal to approve, by non-binding, advisory vote, compensation that will or may become payable  by Hospira to its named executive officers in connection with the merger contemplated by the Merger Agreement was not approved.  The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
46,014,456	94,674,394	877,177	––

(3)                                 Adjournments:  The shareholders voted to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the special meeting.  In light of the voting results reported under item (1) above, it was not necessary to adjourn the special meeting.  The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
131,371,539	9,773,029	421,459	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Date: May 13, 2015	/s/ ROYCE BEDWARD
	By:	Royce Bedward
Senior Vice President, General Counsel and
	Its:	Secretary